Exhibit 99.1

NEWS
FOR IMMEDIATE RELEASE

KEYCORP REPORTS FOURTH QUARTER 2014

NET INCOME OF $246 MILLION, OR $.28 PER COMMON SHARE

Earnings per share up 22% from prior quarter, 12% for the full year

Positive operating leverage for the quarter and full year

Average loans up 5% from prior year, driven by a

12% increase in commercial, financial and agricultural loans

Credit quality remains strong, with net loan charge-offs to average loans of .22%

Disciplined capital management, returning 82% of net income to shareholders in 2014

CLEVELAND, January 22, 2015 – KeyCorp (NYSE: KEY) today announced fourth quarter net income from continuing operations attributable to Key common shareholders of $246 million, or $.28 per common share, compared to $197 million, or $.23 per common share, for the third quarter of 2014, and $229 million, or $.26 per common share, for the fourth quarter of 2013.

For the twelve months ended December 31, 2014, net income from continuing operations attributable to Key common shareholders was $917 million, or $1.04 per common share, compared to $847 million, or $.93 per common share, for the same period one year ago.

“Fourth quarter was a strong finish to the year,” said Chairman and Chief Executive Officer Beth Mooney. “Our results reflect positive operating leverage, with both revenue growth and well-controlled expenses. Revenue benefited from solid loan growth, driven by a 12% increase from the prior year in commercial, financial and agricultural loans. Core expense levels continued to decline, and our net charge-offs remained well below our historical average.”

“Our full-year results reflect the successful execution of our strategy to grow and expand relationships, invest in our businesses, and return peer-leading capital to our shareholders,” continued Mooney. “We had a record year for investment banking and debt placement fees and remain on track with our successful integration of Pacific Crest Securities. A 2% decrease in expenses drove positive operating leverage for the year, and we expect further improvement in efficiency and productivity.”

“Capital remains a strength of our company. We ended the year with a Tier 1 common equity ratio above 11%, while we continued to execute on our commitment to return capital to our shareholders through dividends and share repurchases. During the year, we announced an 18% increase in the common share dividend and repurchased $496 million of common shares. In total, we paid out 82% of 2014 net income to our shareholders,” added Mooney.

KeyCorp Reports Fourth Quarter 2014 Profit

January 22, 2015

FOURTH QUARTER 2014 FINANCIAL RESULTS, from continuing operations

Compared to Fourth Quarter of 2013

•	Average loans up 5.5%, driven by a 12.3% growth in commercial, financial and agricultural loans

•	Average deposits up 2% due to growth in commercial mortgage servicing and commercial deposits offsetting a decline in certificates of deposit

•	Net interest income (taxable-equivalent) relatively stable, as growth in earning assets offset lower earning asset yields

•	Noninterest income up $37 million, reflecting higher investment banking and debt placement fees, trust and investment services income, and corporate services income, offsetting declines in other income, mortgage servicing fees, and operating lease income and other leasing gains

•	Noninterest expense down $8 million, reflecting lower efficiency- and pension-related charges and other expense, slightly offset by higher incentive compensation expense

•	Efficiency initiative and pension settlement charges of $11 million, or $.01 per common share, incurred during the fourth quarter of 2014, compared to $24 million, or $.02 per common share, during the fourth quarter of 2013

•	Asset quality improved, with net loan charge-offs to average loans declining from .27% to .22%

•	Disciplined capital management, repurchasing $128 million of common shares during the fourth quarter of 2014 and maintaining top tier capital position with Tier 1 common equity of 11.18%

Compared to Third Quarter of 2014

•	Average loans up 1.3%, primarily driven by an increase in commercial, financial and agricultural loans

•	Average deposits up 2% due to the growth in commercial mortgage servicing and commercial deposits offsetting a decline in certificates of deposit

•	Net interest income (taxable-equivalent) up $7 million due to an increase in earning asset levels and higher loan fees, offsetting lower earning asset yields

•	Noninterest income up $73 million, primarily due to higher investment banking and debt placement fees, trust and investment services income, corporate services income, and corporate-owned life insurance income, slightly offset by declines in other income

•	Noninterest expense stable, with lower efficiency- and pension-related charges and other expense offsetting higher incentive compensation expense

•	Efficiency initiative and pension settlement charges of $35 million, or $.03 per common share, incurred during the third quarter of 2014

•	Asset quality remains strong, with net loan charge-offs to average loans flat to prior quarter and remaining well below the targeted range

Selected Financial Highlights

dollars in millions, except per share data				Change 4Q14 vs.
	4Q14	3Q14	4Q13	3Q14	4Q13
Income (loss) from continuing operations attributable to Key common shareholders	$246	$197	$229	24.9%	7.4%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.28	.23	.26	21.7	7.7
Return on average total assets from continuing operations	1.12%	.92%	1.08%	N/A	N/A
Tier 1 common equity (a)	11.18	11.26	11.22	N/A	N/A
Book value at period end	$11.91	$11.74	$11.25	1.4%	5.9%
Net interest margin (TE) from continuing operations	2.94%	2.96%	3.01%	N/A	N/A

(a)	The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

TE = Taxable Equivalent, N/A = Not Applicable

KeyCorp Reports Fourth Quarter 2014 Profit

January 22, 2015

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 4Q14 vs.
	4Q14	3Q14	4Q13	3Q14	4Q13
Net interest income (TE)	$588	$581	$589	1.2%	(.2)%
Noninterest income	490	417	453	17.5	8.2

Total revenue	$1,078	$998	$1,042	8.0%	3.5%

TE = Taxable Equivalent

Taxable-equivalent net interest income was $588 million for the fourth quarter of 2014, and the net interest margin was 2.94%. These results compare to taxable-equivalent net interest income of $589 million and a net interest margin of 3.01% for the fourth quarter of 2013. The decrease in net interest margin was largely attributable to lower earning asset yields and higher levels of excess liquidity driven by commercial deposit growth.

Compared to the third quarter of 2014, taxable-equivalent net interest income increased by $7 million, and the net interest margin declined by two basis points. The increase in net interest income was primarily due to higher earning asset levels and loan fees and a lower cost of funds as higher-rate certificates of deposit matured. These increases were partially offset by the impact of lower earning asset yields. The net interest margin was negatively impacted by higher levels of excess liquidity and lower earning asset yields partially offset by an increase in commercial loans and held-for-sale volume.

Noninterest Income

dollars in millions				Change 4Q14 vs.
	4Q14	3Q14	4Q13	3Q14	4Q13
Trust and investment services income	$112	$99	$98	13.1%	14.3%
Investment banking and debt placement fees	126	88	84	43.2	50.0
Service charges on deposit accounts	64	68	68	(5.9)	(5.9)
Operating lease income and other leasing gains	15	17	26	(11.8)	(42.3)
Corporate services income	53	42	40	26.2	32.5
Cards and payments income	43	42	40	2.4	7.5
Corporate-owned life insurance income	38	26	33	46.2	15.2
Consumer mortgage income	3	3	3	—	—
Mortgage servicing fees	11	9	22	22.2	(50.0)
Net gains (losses) from principal investing	18	9	20	100.0	(10.0)
Other income	7	14	19	(50.0)	(63.2)

Total noninterest income	$490	$417	$453	17.5%	8.2%

Key’s noninterest income was $490 million for the fourth quarter of 2014, compared to $453 million for the year-ago quarter. The fourth quarter reflects a record high quarter for investment banking and debt placement fees, which increased $42 million, benefiting from Key’s business model. Trust and investment services income increased $14 million, mostly due to a full-quarter impact of the recently-acquired Pacific Crest Securities. Corporate services income also increased $13 million, driven by higher derivatives income and non-yield loan fees. These increases were partially offset by declines in other income of $12 million, mortgage servicing fees of $11 million, and operating lease income and other leasing gains of $11 million.

Compared to the third quarter of 2014, noninterest income increased by $73 million. Investment banking and debt placement fees and trust and investment services income increased $38 million and $13 million, respectively, benefitting from Key’s business model. Corporate-owned life insurance income had a seasonal increase of $12 million, and corporate services income increased $11 million due to higher derivatives income and non-yield loan fees.

KeyCorp Reports Fourth Quarter 2014 Profit

January 22, 2015

Noninterest Expense

dollars in millions				Change 4Q14 vs.
	4Q14	3Q14	4Q13	3Q14	4Q13
Personnel expense	$409	$405	$398	1.0%	2.8%
Nonpersonnel expense	295	299	314	(1.3)	(6.1)

Total noninterest expense	$704	$704	$712	—	(1.1)%

Key’s noninterest expense was $704 million for the fourth quarter of 2014, compared to $712 million for the same period last year. This decline reflects lower efficiency- and pension-related charges and other expense. These decreases were slightly offset by higher incentive compensation expense related to the performance of our business and a full-quarter impact of the recently-acquired Pacific Crest Securities.

Compared to the third quarter of 2014, noninterest expense remained flat. Lower expenses related to Key’s efficiency initiative and pension settlement charges were offset by higher incentive compensation expense related to the performance of our business and a full-quarter impact of the recently-acquired Pacific Crest Securities.

BALANCE SHEET HIGHLIGHTS

As of December 31, 2014, Key had total assets of $93.8 billion compared to $89.8 billion at September 30, 2014, and $92.9 billion at December 31, 2013.

Average Loans

dollars in millions				Change 12-31-14 vs.
	12-31-14	9-30-14	12-31-13	9-30-14	12-31-13
Commercial, financial and agricultural (a)	$27,188	$26,456	$24,218	2.8%	12.3%
Other commercial loans	13,357	13,317	13,266	.3	.7
Total home equity loans	10,639	10,658	10,653	(.2)	(.1)
Other consumer loans	5,357	5,365	5,471	(.1)	(2.1)

Total loans	$56,541	$55,796	$53,608	1.3%	5.5%

(a)	Commercial, financial and agricultural average loan balances include $90 million, $92 million, and $97 million of assets from commercial credit cards at December 31, 2014, September 30, 2014, and December 31, 2013, respectively.

Average loans were $56.5 billion for the fourth quarter of 2014, an increase of $2.9 billion compared to the fourth quarter of 2013. The loan growth occurred primarily in the commercial, financial and agricultural portfolio, which increased $3 billion and was broad-based across Key’s commercial lines of business. Consumer loans declined slightly as modest increases across Key’s core consumer loan portfolio were more than offset by run-off in Key’s designated consumer exit portfolio.

Compared to the third quarter of 2014, average loans increased by $745 million. Commercial, financial and agricultural loans increased by $732 million, accounting for the majority of the loan growth. On a period-end basis, commercial, financial and agricultural loans increased $1.3 billion over the linked quarter as most of the balance growth occurred towards the latter part of the fourth quarter. Consumer loans were relatively unchanged from the linked quarter as modest growth in the core consumer loan portfolio during the fourth quarter was substantially offset by run-off in Key’s consumer exit portfolio.

KeyCorp Reports Fourth Quarter 2014 Profit

January 22, 2015

Average Deposits

dollars in millions				Change 12-31-14 vs.
	12-31-14	9-30-14	12-31-13	9-30-14	12-31-13
Non-time deposits (a)	$63,541	$61,699	$61,394	3.0%	3.5%
Certificates of deposit ($100,000 or more)	2,277	2,629	2,649	(13.4)	(14.0)
Other time deposits	3,306	3,413	3,736	(3.1)	(11.5)

Total deposits	$69,124	$67,741	$67,779	2.0%	2.0%

Cost of total deposits (a)	.15%	.16%	.20%	N/A	N/A

(a)	Excludes deposits in foreign office.

N/A = Not Applicable

Average deposits, excluding deposits in foreign office, totaled $69.1 billion for the fourth quarter of 2014, an increase of $1.3 billion compared to the year-ago quarter. Demand deposits increased by $1.3 billion, and NOW and money market deposit accounts increased $977 million, mostly due to growth related to commercial client inflows as well as increases related to the commercial mortgage servicing business. These increases were partially offset by run-off in certificates of deposit.

Compared to the third quarter of 2014, average deposits, excluding deposits in foreign office, increased by $1.4 billion. Demand deposits were up $1 billion, driven by large commercial client inflows. Interest-bearing deposits increased $343 million as increases in NOW and money market deposits accounts more than offset the run-off in certificates of deposits.

ASSET QUALITY

dollars in millions				Change 4Q14 vs.
	4Q14	3Q14	4Q13	3Q14	4Q13
Net loan charge-offs	$32	$31	$37	3.2%	(13.5)%
Net loan charge-offs to average total loans	.22%	.22%	.27%	N/A	N/A
Nonperforming loans at period end (a)	$418	$401	$508	4.2	(17.7)
Nonperforming assets at period end	436	418	531	4.3	(17.9)
Allowance for loan and lease losses	794	804	848	(1.2)	(6.4)
Allowance for loan and lease losses to nonperforming loans	190.0%	200.5%	166.9%	N/A	N/A
Provision (credit) for loan and lease losses	$22	$21	$19	4.8%	15.8%

(a)	Loan balances exclude $13 million, $14 million, and $16 million of purchased credit impaired loans at December 31, 2014, September 30, 2014, and December 31, 2013, respectively.

N/A = Not Applicable

Key’s provision for loan and lease losses was $22 million for the fourth quarter of 2014, compared to $21 million for the third quarter of 2014 and $19 million for the year-ago quarter. Key’s allowance for loan and lease losses was $794 million, or 1.38% of total period-end loans, at December 31, 2014, compared to 1.43% at September 30, 2014, and 1.56% at December 31, 2013.

Net loan charge-offs for the fourth quarter of 2014 totaled $32 million, or .22% of average total loans. These results compare to $31 million, or .22%, for the third quarter of 2014, and $37 million, or .27%, for the same period last year.

At December 31, 2014, Key’s nonperforming loans totaled $418 million and represented .73% of period-end portfolio loans, compared to ..71% at September 30, 2014, and .93% at December 31, 2013. Nonperforming assets at December 31, 2014, totaled $436 million and represented .76% of period-end portfolio loans and OREO and other nonperforming assets, compared to .74% at September 30, 2014, and .97% at December 31, 2013.

KeyCorp Reports Fourth Quarter 2014 Profit

January 22, 2015

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at December 31, 2014.

Capital Ratios

	12-31-14	9-30-14	12-31-13
Tier 1 common equity (a), (b)	11.18%	11.26%	11.22%
Tier 1 risk-based capital (a)	11.91	12.01	11.96
Total risk based capital (a)	13.91	14.10	14.33
Tangible common equity to tangible assets (b)	9.88	10.26	9.80
Leverage (a)	11.27	11.15	11.11

(a)	12-31-14 ratio is estimated.
(b)	The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity” and “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

As shown in the preceding table, at December 31, 2014, Key’s estimated Tier 1 common equity and Tier 1 risk-based capital ratios stood at 11.18% and 11.91%, respectively. In addition, the tangible common equity ratio was 9.88% at December 31, 2014.

In October 2013, federal banking regulators published the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). While the Regulatory Capital Rules became effective January 1, 2014, the mandatory compliance date for Key as a “standardized approach” banking organization begins on January 1, 2015, subject to transitional provisions extending to January 1, 2019. Key’s estimated Common Equity Tier 1 as calculated under the Regulatory Capital Rules was 10.69% at December 31, 2014. This estimate exceeds the fully phased-in required minimum Common Equity Tier 1 and Capital Conservation Buffer of 7.00%.

Summary of Changes in Common Shares Outstanding

in thousands				Change 4Q14 vs.
	4Q14	3Q14	4Q13	3Q14	4Q13
Shares outstanding at beginning of period	868,477	876,823	897,821	(1.0)%	(3.3)%
Common shares repurchased	(9,786)	(8,830)	(7,659)	10.8	27.8
Shares reissued (returned) under employee benefit plans	712	484	562	47.1	26.7

Shares outstanding at end of period	859,403	868,477	890,724	(1.0)%	(3.5)%

As previously reported, Key’s 2014 CCAR capital plan includes common share repurchases of up to $542 million, which include open market repurchases plus repurchases to offset issuances of common shares under our employee compensation plans, and are expected to be executed through the first quarter of 2015. During the fourth quarter of 2014, Key completed $128 million of common share repurchases.

KeyCorp Reports Fourth Quarter 2014 Profit

January 22, 2015

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

dollars in millions				Change 4Q14 vs.
	4Q14	3Q14	4Q13	3Q14	4Q13
Revenue from continuing operations (TE)
Key Community Bank	$558	$559	$567	(.2)%	(1.6)%
Key Corporate Bank	458	395	405	15.9	13.1
Other Segments	63	47	73	34.0	(13.7)

Total segments	1,079	1,001	1,045	7.8	3.3
Reconciling Items	(1)	(3)	(3)	N/M	N/M

Total	$1,078	$998	$1,042	8.0%	3.5%

Income (loss) from continuing operations attributable to Key
Key Community Bank	$62	$57	$42	8.8%	47.6%
Key Corporate Bank	137	119	133	15.1	3.0
Other Segments	51	48	62	6.3	(17.7)

Total segments	250	224	237	11.6	5.5
Reconciling Items	1	(21)	(2)	N/M	N/M

Total	$251	$203	$235	23.6%	6.8%

TE = Taxable equivalent, N/M = Not Meaningful

Key Community Bank

dollars in millions				Change 4Q14 vs.
	4Q14	3Q14	4Q13	3Q14	4Q13
Summary of operations
Net interest income (TE)	$363	$360	$377	.8%	(3.7)%
Noninterest income	195	199	190	(2.0)	2.6

Total revenue (TE)	558	559	567	(.2)	(1.6)
Provision (credit) for loan and lease losses	11	31	32	(64.5)	(65.6)
Noninterest expense	449	437	468	2.7	(4.1)

Income (loss) before income taxes (TE)	98	91	67	7.7	46.3
Allocated income taxes (benefit) and TE adjustments	36	34	25	5.9	44.0

Net income (loss) attributable to Key	$62	$57	$42	8.8%	47.6%

Average balances
Loans and leases	$30,478	$30,103	$29,597	1.2%	3.0%
Total assets	32,598	32,209	31,790	1.2	2.5
Deposits	50,850	50,302	50,493	1.1	.7

Assets under management at period end	$39,157	$39,249	$36,815	(.2)%	6.4%

TE = Taxable Equivalent

KeyCorp Reports Fourth Quarter 2014 Profit

January 22, 2015

Additional Key Community Bank Data

dollars in millions				Change 4Q14 vs.
	4Q14	3Q14	4Q13	3Q14	4Q13
Noninterest income
Trust and investment services income	$75	$73	$70	2.7%	7.1%

Service charges on deposit accounts	54	57	58	(5.3)	(6.9)
Cards and payments income	40	39	37	2.6	8.1
Other noninterest income	26	30	25	(13.3)	4.0

Total noninterest income	$195	$199	$190	(2.0)%	2.6%

Average deposit balances
NOW and money market deposit accounts	$27,690	$27,403	$27,442	1.0%	.9%
Savings deposits	2,378	2,418	2,472	(1.7)	(3.8)
Certificates of deposit ($100,000 or more)	1,793	2,072	2,124	(13.5)	(15.6)
Other time deposits	3,301	3,406	3,731	(3.1)	(11.5)
Deposits in foreign office	332	320	285	3.8	16.5
Noninterest-bearing deposits	15,356	14,683	14,439	4.6	6.4

Total deposits	$50,850	$50,302	$50,493	1.1%	.7%

Home equity loans
Average balance	$10,365	$10,368	$10,310
Weighted-average loan-to-value ratio (at date of origination)	71%	71%	71%
Percent first lien positions	60	59	58
Other data
Branches	994	997	1,028
Automated teller machines	1,287	1,290	1,335

Key Community Bank Summary of Operations

•	Average loan and lease balances up 3% from prior year

•	Average core deposits up 1.3% from prior year

•	Net income attributable to Key Community Bank up 47.6% from the prior year

Key Community Bank recorded net income attributable to Key of $62 million for the fourth quarter of 2014, compared to net income attributable to Key of $42 million for the year-ago quarter.

Taxable-equivalent net interest income decreased by $14 million, or 3.7%, from the fourth quarter of 2013. Average loans and leases grew 3% while average core deposits increased 1.3% from one year ago. However, these volume-related increases were offset by declines in the deposit spread as a result of the continued low-rate environment.

Noninterest income increased $5 million, or 2.6%, from the year-ago quarter. This increase was due to growth in trust and investment services income of $5 million, cards and payments of $3 million, and other noninterest income of $1 million. Slightly offsetting these increases was a decline in service charges on deposit accounts of $4 million due to lower maintenance fees and overdraft charges.

The provision for loan and lease losses decreased by $21 million, or 65.6%, from the fourth quarter of 2013. Net loan charge-offs declined $3 million from the same period one year ago.

Noninterest expense declined by $19 million, or 4.1%, from the year-ago quarter as a result of Key’s efficiency initiative. Personnel expense declined $2 million compared to the fourth quarter of 2013. Nonpersonnel expense decreased $17 million primarily due to internally-allocated costs.

KeyCorp Reports Fourth Quarter 2014 Profit

January 22, 2015

Key Corporate Bank

dollars in millions				Change 4Q14 vs.
	4Q14	3Q14	4Q13	3Q14	4Q13
Summary of operations
Net interest income (TE)	$217	$212	$198	2.4%	9.6%
Noninterest income	241	183	207	31.7	16.4

Total revenue (TE)	458	395	405	15.9	13.1
Provision (credit) for loan and lease losses	4	(5)	(10)	N/M	N/M
Noninterest expense	239	212	210	12.7	13.8

Income (loss) before income taxes (TE)	215	188	205	14.4	4.9
Allocated income taxes and TE adjustments	78	69	72	13.0	8.3

Net income (loss) attributable to Key	$137	$119	$133	15.1	3.0%

Average balances
Loans and leases	$23,293	$22,700	$20,334	2.6%	14.6%
Loans held for sale	855	481	668	77.8	28.0
Total assets	27,227	26,460	24,339	2.9	11.9
Deposits	18,074	17,310	17,286	4.4	4.6

Assets under management at period end	—	$34	$90	N/M	N/M

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Key Corporate Bank Data

dollars in millions				Change 4Q14 vs.
	4Q14	3Q14	4Q13	3Q14	4Q13
Noninterest income
Trust and investment services income	$37	$26	$28	42.3%	32.1%
Investment banking and debt placement fees	125	86	84	45.3	48.8
Operating lease income and other leasing gains	17	14	20	21.4	(15.0)

Corporate services income	43	30	29	43.3	48.3
Service charges on deposit accounts	10	11	10	(9.1)	—
Cards and payments income	3	3	3	—	—

Payments and services income	56	44	42	27.3	33.3

Mortgage servicing fees	11	9	22	22.2%	(50.0)%
Other noninterest income	(5)	4	11	N/M	N/M

Total noninterest income	$241	$183	$207	31.7	16.4

N/M = Not Meaningful

Key Corporate Bank Summary of Operations

•	Record high quarter and year for investment banking and debt placement fees

•	Average loan and lease balances up 14.6% from the prior year

•	Average deposits up 4.6% from the prior year

Key Corporate Bank recorded net income attributable to Key of $137 million for the fourth quarter of 2014, compared to $133 million for the same period one year ago.

Taxable-equivalent net interest income increased by $19 million, or 9.6%, compared to the fourth quarter of 2013. Average earning assets increased $2.7 billion, or 12.2%, from the year-ago quarter, primarily driven by loan growth in commercial, financial and agricultural and real estate commercial mortgage. This growth in earning assets drove an increase of $9 million in earning asset spread. Average deposit balances increased $788 million, or 4.6%, from the year-ago quarter, driven by commercial mortgage servicing deposits and other commercial client inflows. This growth in deposit balances drove an increase of $8 million in deposit and borrowing spread.

KeyCorp Reports Fourth Quarter 2014 Profit

January 22, 2015

Noninterest income was up $34 million, or 16.4% from the prior year. This growth was primarily due to a record high quarter for investment banking and debt placement fees, which increased $41 million or 48.8%, driven by Key’s business model. Corporate services income increased $14 million due to higher derivatives income and non-yield loan fees. Trust and investment services income increased $9 million, mostly due to a full-quarter impact of the recently-acquired Pacific Crest Securities. Partially offsetting these increases were declines in mortgage servicing fees due to lower special servicing fees, and other income.

The provision for loan and lease losses increased $14 million compared to the fourth quarter of 2013 related to loan growth.

Noninterest expense increased by $29 million, or 13.8%, from the fourth quarter of 2013. This increase was due to higher incentive compensation expense related to the performance of the business and a full-quarter impact of the recently-acquired Pacific Crest Securities.

Other Segments

Other Segments consist of Corporate Treasury, Community Development, Key’s Principal Investing unit, and various exit portfolios. Other Segments generated net income attributable to Key of $51 million for the fourth quarter of 2014, compared to net income attributable to Key of $62 million for the same period last year. These results were primarily attributable to decreases of $7 million in operating lease income and other leasing gains and $5 million in net interest income from the prior year.

*****

KeyCorp was organized more than 160 years ago and is headquartered in Cleveland, Ohio. One of the nation’s largest bank-based financial services companies, Key had assets of approximately $93.8 billion at December 31, 2014.

Key provides deposit, lending, cash management and investment services to individuals and small and mid-sized businesses in 12 states under the name KeyBank National Association. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Fourth Quarter 2014 Profit

January 22, 2015

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Jack Sparks
216.689.0520	720.904.4554
Vernon_Patterson@KeyBank.com	Jack_Sparks@KeyBank.com
Twitter: @keybank_news
Kelly L. Dillon
216.689.3133
Kelly_L_Dillon@KeyBank.com

Melanie Misconish
216.689.4545
Melanie_Misconish@KeyBank.com

INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Key’s financial condition, results of operations, and profitability. Forward-looking statements can be identified by words such as “outlook,” “goal,” “objective,” “plan,” “expect,” “anticipate,” “intend,” “project,” “believe,” or “estimate.” Forward-looking statements represent management’s current expectations and forecasts regarding future events. If underlying assumptions prove to be inaccurate or unknown risks or uncertainties arise, actual results could vary materially from these projections or expectations. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2013, which has been filed with the Securities and Exchange Commission and is available on Key’s website (www.key.com/ir) and on the Securities and Exchange Commission’s website (www.sec.gov). These factors may include, among others: deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, changes in local, regional and international business, economic or political conditions, and the extensive and increasing regulation of the U.S. financial services industry. Forward looking statements speak only as of the date they are made and Key does not undertake any obligation to update the forward-looking statements to reflect new information or future events.

Notes to Editors:

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Thursday, January 22, 2015. An audio replay of the call will be available through January 29, 2015.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Fourth Quarter 2014 Profit

January 22, 2015

KeyCorp

Fourth Quarter 2014

Financial Supplement

Page
13	Financial Highlights
15	GAAP to Non-GAAP Reconciliation
18	Consolidated Balance Sheets
19	Consolidated Statements of Income
20	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
22	Noninterest Expense
22	Personnel Expense
23	Loan Composition
23	Loans Held for Sale Composition
23	Summary of Changes in Loans Held for Sale
24	Exit Loan Portfolio From Continuing Operations
24	Asset Quality Statistics From Continuing Operations
25	Summary of Loan and Lease Loss Experience From Continuing Operations
26	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
27	Summary of Changes in Nonperforming Loans From Continuing Operations
27	Summary of Changes in Nonperforming Loans Held for Sale From Continuing Operations
27	Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations
28	Line of Business Results

KeyCorp Reports Fourth Quarter 2014 Profit

January 22, 2015

Financial Highlights

(dollars in millions, except per share amounts)

	Three months ended
	12-31-14	9-30-14	12-31-13
Summary of operations
Net interest income (TE)	$588	$581	$589
Noninterest income	490	417	453

Total revenue (TE)	1,078	998	1,042
Provision (credit) for loan and lease losses	22	21	19
Noninterest expense	704	704	712
Income (loss) from continuing operations attributable to Key	251	203	235
Income (loss) from discontinued operations, net of taxes (a)	2	(17)	(5)
Net income (loss) attributable to Key	253	186	230

Income (loss) from continuing operations attributable to Key common shareholders	$246	$197	$229
Income (loss) from discontinued operations, net of taxes (a)	2	(17)	(5)
Net income (loss) attributable to Key common shareholders	248	180	224

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.29	$.23	$.26
Income (loss) from discontinued operations, net of taxes (a)	—	(.02)	(.01)
Net income (loss) attributable to Key common shareholders (b)	.29	.21	.25

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.28	.23	.26
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	—	(.02)	(.01)
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.28	.21	.25

Cash dividends paid	.065	.065	.055
Book value at period end	11.91	11.74	11.25
Tangible book value at period end	10.65	10.47	10.11
Market price at period end	13.90	13.33	13.42

Performance ratios
From continuing operations:
Return on average total assets	1.12%	.92%	1.08%
Return on average common equity	9.50	7.68	9.10
Return on average tangible common equity (c)	10.64	8.55	10.13
Net interest margin (TE)	2.94	2.96	3.01
Cash efficiency ratio (c)	64.4	69.5	67.4

From consolidated operations:
Return on average total assets	1.10%	.81%	1.00%
Return on average common equity	9.58	7.01	8.90
Return on average tangible common equity (c)	10.72	7.81	9.91
Net interest margin (TE)	2.93	2.94	2.91
Loan to deposit (d)	84.6	87.4	83.8

Capital ratios at period end
Key shareholders’ equity to assets	11.22%	11.68%	11.09%
Key common shareholders’ equity to assets	10.91	11.36	10.78
Tangible common equity to tangible assets (c)	9.88	10.26	9.80
Tier 1 common equity (c), (e)	11.18	11.26	11.22
Tier 1 risk-based capital (e)	11.91	12.01	11.96
Total risk-based capital (e)	13.91	14.10	14.33
Leverage (e)	11.27	11.15	11.11

Asset quality — from continuing operations
Net loan charge-offs	$32	$31	$37
Net loan charge-offs to average loans	.22%	.22%	.27%
Allowance for loan and lease losses	$794	$804	$848
Allowance for credit losses	830	839	885
Allowance for loan and lease losses to period-end loans	1.38%	1.43%	1.56%
Allowance for credit losses to period-end loans	1.45	1.49	1.63
Allowance for loan and lease losses to nonperforming loans	190.0	200.5	166.9
Allowance for credit losses to nonperforming loans	198.6	209.2	174.2
Nonperforming loans at period end (f)	$418	$401	$508
Nonperforming assets at period end	436	418	531
Nonperforming loans to period-end portfolio loans	.73%	.71%	.93%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.76	.74	.97

Trust and brokerage assets
Assets under management	$39,157	$39,283	$36,905
Nonmanaged and brokerage assets	49,147	48,273	47,418

Other data
Average full-time equivalent employees	13,590	13,905	14,197
Branches	994	997	1,028

Taxable-equivalent adjustment	$6	$6	$6

KeyCorp Reports Fourth Quarter 2014 Profit

January 22, 2015

Financial Highlights (continued)

(dollars in millions, except per share amounts)

	Twelve months ended
	12-31-14	12-31-13
Summary of operations
Net interest income (TE)	$2,317	$2,348
Noninterest income	1,797	1,766

Total revenue (TE)	4,114	4,114
Provision (credit) for loan and lease losses	59	130
Noninterest expense	2,759	2,820
Income (loss) from continuing operations attributable to Key	939	870
Income (loss) from discontinued operations, net of taxes (a)	(39)	40
Net income (loss) attributable to Key	900	910

Income (loss) from continuing operations attributable to Key common shareholders	$917	$847
Income (loss) from discontinued operations, net of taxes (a)	(39)	40
Net income (loss) attributable to Key common shareholders	878	887

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$1.05	$.93
Income (loss) from discontinued operations, net of taxes (a)	(.04)	.04
Net income (loss) attributable to Key common shareholders (b)	1.01	.98

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	1.04	.93
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	(.04)	.04
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.99	.97

Cash dividends paid	.25	.215

Performance ratios
From continuing operations:
Return on average total assets	1.08%	1.03%
Return on average common equity	9.01	8.48
Return on average tangible common equity (c)	10.04	9.45
Net interest margin (TE)	2.97	3.12
Cash efficiency ratio (c)	66.1	67.5

From consolidated operations:
Return on average total assets	.99%	1.02%
Return on average common equity	8.63	8.88
Return on average tangible common equity (c)	9.61	9.90
Net interest margin (TE)	2.94	3.02

Asset quality — from continuing operations
Net loan charge-offs	$113	$168
Net loan charge-offs to average total loans	.20%	.32%

Other data
Average full-time equivalent employees	13,853	14,783

Taxable-equivalent adjustment	$24	$23

(a)	In April 2009, management decided to wind down the operations of Austin Capital Management, Ltd., a subsidiary that specialized in managing hedge fund investments for institutional customers. In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. In February 2013, Key decided to sell its investment subsidiary, Victory Capital Management, and its broker-dealer affiliate, Victory Capital Advisors, to a private equity fund. As a result of these decisions, Key has accounted for these businesses as discontinued operations.
(b)	Earnings per share may not foot due to rounding.
(c)	The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity,” “Tier 1 common equity,” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(d)	Represents period-end consolidated total loans and loans held for sale (excluding education loans in the securitization trusts for periods prior to September 30, 2014) divided by period-end consolidated total deposits (excluding deposits in foreign office).
(e)	12-31-14 ratio is estimated.
(f)	Loan balances exclude $13 million, $14 million, and $16 million of purchased credit impaired loans at December 31, 2014, September 30, 2014, and December 31, 2013, respectively.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2014 Profit

January 22, 2015

GAAP to Non-GAAP Reconciliations

(dollars in millions)

The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on tangible common equity,” “Tier 1 common equity,” “pre-provision net revenue,” and “cash efficiency ratio.”

The tangible common equity ratio and the return on tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. Since the commencement of the Comprehensive Capital Analysis and Review process in early 2009, the Federal Reserve has focused its assessment of capital adequacy on a component of Tier 1 risk-based capital known as Tier 1 common equity, a non-GAAP financial measure. Because the Federal Reserve has long indicated that voting common shareholders’ equity (essentially Tier 1 risk-based capital less preferred stock, qualifying capital securities, and noncontrolling interests in subsidiaries) generally should be the dominant element in Tier 1 risk-based capital, this focus on Tier 1 common equity is consistent with existing capital adequacy categories.

Tier 1 common equity is neither formally defined by GAAP nor prescribed in amount by federal banking regulations; this measure is considered to be a non-GAAP financial measure. Since analysts and banking regulators may assess Key’s capital adequacy using tangible common equity and Tier 1 common equity, management believes it is useful to enable investors to assess Key’s capital adequacy on these same bases. The table also reconciles the GAAP performance measures to the corresponding non-GAAP measures.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for loan and lease losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provides greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended
	12-31-14	9-30-14	12-31-13
Tangible common equity to tangible assets at period end
Key shareholders’ equity (GAAP)	$10,530	$10,486	$10,303
Less: Intangible assets (a)	1,090	1,105	1,014
Preferred Stock, Series A (b)	282	282	282

Tangible common equity (non-GAAP)	$9,158	$9,099	$9,007

Total assets (GAAP)	$93,821	$89,784	$92,934
Less: Intangible assets (a)	1,090	1,105	1,014

Tangible assets (non-GAAP)	$92,731	$88,679	$91,920

Tangible common equity to tangible assets ratio (non-GAAP)	9.88%	10.26%	9.80%

Tier 1 common equity at period end
Key shareholders’ equity (GAAP)	$10,530	$10,486	$10,303
Qualifying capital securities	340	340	339
Less: Goodwill	1,057	1,051	979
Accumulated other comprehensive income (loss) (c)	(395)	(366)	(394)
Other assets (d)	89	110	89

Total Tier 1 capital (regulatory)	10,119	10,031	9,968
Less: Qualifying capital securities	340	340	339
Preferred Stock, Series A (b)	282	282	282

Total Tier 1 common equity (non-GAAP)	$9,497	$9,409	$9,347

Net risk-weighted assets (regulatory) (e)	$84,976	$83,547	$83,328

Tier 1 common equity ratio (non-GAAP) (e)	11.18%	11.26%	11.22%

Pre-provision net revenue
Net interest income (GAAP)	$582	$575	$583
Plus: Taxable-equivalent adjustment	6	6	6
Noninterest income (GAAP)	490	417	453
Less: Noninterest expense (GAAP)	704	704	712

Pre-provision net revenue from continuing operations (non-GAAP)	$374	$294	$330

KeyCorp Reports Fourth Quarter 2014 Profit

January 22, 2015

GAAP to Non-GAAP Reconciliations (continued)

(dollars in millions)

	Three months ended
	12-31-14	9-30-14	12-31-13
Average tangible common equity
Average Key shareholders’ equity (GAAP)	$10,562	$10,473	$10,272
Less: Intangible assets (average) (f)	1,096	1,037	1,016
Preferred Stock, Series A (average)	291	291	291

Average tangible common equity (non-GAAP)	$9,175	$9,145	$8,965

Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$246	$197	$229
Average tangible common equity (non-GAAP)	9,175	9,145	8,965

Return on average tangible common equity from continuing operations (non-GAAP)	10.64%	8.55%	10.13%

Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$248	$180	$224
Average tangible common equity (non-GAAP)	9,175	9,145	8,965

Return on average tangible common equity consolidated (non-GAAP)	10.72%	7.81%	9.91%

Cash efficiency ratio
Noninterest expense (GAAP)	$704	$704	$712
Less: Intangible asset amortization (GAAP)	10	10	10

Adjusted noninterest expense (non-GAAP)	$694	$694	$702

Net interest income (GAAP)	$582	$575	$583
Plus: Taxable-equivalent adjustment	6	6	6
Noninterest income (GAAP)	490	417	453

Total taxable-equivalent revenue (non-GAAP)	$1,078	$998	$1,042

Cash efficiency ratio (non-GAAP)	64.4%	69.5%	67.4%

	Three months ended
	12-31-14	9-30-14
Common Equity Tier 1 under the Regulatory Capital Rules (estimates)
Tier 1 common equity under current regulatory rules	$9,497	$9,409
Adjustments from current regulatory rules to the Regulatory Capital Rules:
Deferred tax assets and other (g)	(86)	(93)

Common Equity Tier 1 anticipated under the Regulatory Capital Rules (h)	$9,411	$9,316

Net risk-weighted assets under current regulatory rules	$84,976	$83,547
Adjustments from current regulatory rules to the Regulatory Capital Rules:
Loan commitments less than one year	1,077	1,039
Past due loans	103	114
Mortgage servicing assets (i)	472	462
Deferred tax assets (i)	226	201
Other	1,211	1,172

Total risk-weighted assets anticipated under the Regulatory Capital Rules (h)	$88,065	$86,535

Common Equity Tier 1 ratio under the Regulatory Capital Rules	10.69%	10.77%

KeyCorp Reports Fourth Quarter 2014 Profit

January 22, 2015

GAAP to Non-GAAP Reconciliations (continued)

(dollars in millions)

	Twelve months ended
	12-31-14	12-31-13
Pre-provision net revenue
Net interest income (GAAP)	$2,293	$2,325
Plus: Taxable-equivalent adjustment	24	23
Noninterest income (GAAP)	1,797	1,766
Less: Noninterest expense (GAAP)	2,759	2,820

Pre-provision net revenue from continuing operations (non-GAAP)	$1,355	$1,294

Average tangible common equity
Average Key shareholders’ equity (GAAP)	$10,467	$10,276
Less: Intangible assets (average) (j)	1,039	1,021
Preferred Stock, Series A (average)	291	291

Average tangible common equity (non-GAAP)	$9,137	$8,964

Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$917	$847
Average tangible common equity (non-GAAP)	9,137	8,964

Return on average tangible common equity from continuing operations (non-GAAP)	10.04%	9.45%

Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$878	$887
Average tangible common equity (non-GAAP)	9,137	8,964

Return on average tangible common equity consolidated (non-GAAP)	9.61%	9.90%

Cash efficiency ratio
Noninterest expense (GAAP)	$2,759	$2,820
Less: Intangible asset amortization (GAAP)	39	44

Adjusted noninterest expense (non-GAAP)	$2,720	$2,776

Net interest income (GAAP)	$2,293	$2,325
Plus: Taxable-equivalent adjustment	24	23
Noninterest income (GAAP)	1,797	1,766

Total taxable-equivalent revenue (non-GAAP)	$4,114	$4,114

Cash efficiency ratio (non-GAAP)	66.1%	67.5%

(a)	For the three months ended December 31, 2014, September 30, 2014, and December 31, 2013, intangible assets exclude $68 million, $72 million, and $92 million, respectively, of period-end purchased credit card receivables.
(b)	Net of capital surplus.
(c)	Includes net unrealized gains or losses on securities available for sale (except for net unrealized losses on marketable equity securities), net gains or losses on cash flow hedges, and amounts resulting from the application of the applicable accounting guidance for defined benefit and other postretirement plans.
(d)	Other assets deducted from Tier 1 capital and net risk-weighted assets consist of disallowed intangible assets (excluding goodwill) and deductible portions of nonfinancial equity investments. There were no disallowed deferred tax assets at December 31, 2014, September 30, 2014, and December 31, 2013.
(e)	12-31-14 amount is estimated.
(f)	For the three months ended December 31, 2014, September 30, 2014, and December 31, 2013, average intangible assets exclude $69 million, $76 million, and $96 million, respectively, of average purchased credit card receivables.
(g)	Includes the deferred tax asset subject to future taxable income for realization, primarily tax credit carryforwards, as well as the deductible portion of purchased credit card receivables.
(h)	The anticipated amount of regulatory capital and risk-weighted assets is based upon the federal banking agencies’ Regulatory Capital Rules (as fully phased-in on January 1, 2019); Key is subject to the Regulatory Capital Rules under the “standardized approach.”
(i)	Item is included in the 10%/15% exceptions bucket calculation and is risk-weighted at 250%.
(j)	For the twelve months ended December 31, 2014, and December 31, 2013, average intangible assets exclude $79 million and $107 million, respectively, of average purchased credit card receivables.

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2014 Profit

January 22, 2015

Consolidated Balance Sheets

(dollars in millions)

	12-31-14	9-30-14	12-31-13
Assets
Loans	$57,381	$56,155	$54,457
Loans held for sale	734	784	611
Securities available for sale	13,360	12,245	12,346
Held-to-maturity securities	5,015	4,997	4,756
Trading account assets	750	965	738
Short-term investments	4,269	2,342	5,590
Other investments	760	822	969

Total earning assets	82,269	78,310	79,467
Allowance for loan and lease losses	(794)	(804)	(848)
Cash and due from banks	653	651	617
Premises and equipment	841	832	885
Operating lease assets	330	304	305
Goodwill	1,057	1,051	979
Other intangible assets	101	126	127
Corporate-owned life insurance	3,479	3,456	3,408
Derivative assets	609	413	407
Accrued income and other assets	2,952	3,024	3,015
Discontinued assets	2,324	2,421	4,572

Total assets	$93,821	$89,784	$92,934

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$34,536	$33,941	$33,952
Savings deposits	2,371	2,390	2,472
Certificates of deposit ($100,000 or more)	2,040	2,533	2,631
Other time deposits	3,259	3,338	3,648

Total interest-bearing deposits	42,206	42,202	42,703
Noninterest-bearing deposits	29,228	25,697	26,001
Deposits in foreign office — interest-bearing	564	557	558

Total deposits	71,998	68,456	69,262
Federal funds purchased and securities sold under repurchase agreements	575	657	1,534
Bank notes and other short-term borrowings	423	996	343
Derivative liabilities	784	384	414
Accrued expense and other liabilities	1,621	1,613	1,557
Long-term debt	7,875	7,172	7,650
Discontinued liabilities	3	3	1,854

Total liabilities	83,279	79,281	82,614

Equity
Preferred stock, Series A	291	291	291
Common shares	1,017	1,017	1,017
Capital surplus	3,986	3,984	4,022
Retained earnings	8,273	8,082	7,606
Treasury stock, at cost	(2,681)	(2,563)	(2,281)
Accumulated other comprehensive income (loss)	(356)	(325)	(352)

Key shareholders’ equity	10,530	10,486	10,303
Noncontrolling interests	12	17	17

Total equity	10,542	10,503	10,320

Total liabilities and equity	$93,821	$89,784	$92,934

Common shares outstanding (000)	859,403	868,477	890,724

KeyCorp Reports Fourth Quarter 2014 Profit

January 22, 2015

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended			Twelve months ended
	12-31-14	9-30-14	12-31-13	12-31-14	12-31-13
Interest income
Loans	$534	$531	$532	$2,110	$2,151
Loans held for sale	8	4	6	21	20
Securities available for sale	67	67	75	277	311
Held-to-maturity securities	23	25	22	93	82
Trading account assets	6	6	6	25	21
Short-term investments	2	2	2	6	6
Other investments	6	4	6	22	29

Total interest income	646	639	649	2,554	2,620

Interest expense
Deposits	26	28	34	117	158
Federal funds purchased and securities sold under repurchase agreements	—	1	—	2	2
Bank notes and other short-term borrowings	3	2	3	9	8
Long-term debt	35	33	29	133	127

Total interest expense	64	64	66	261	295

Net interest income	582	575	583	2,293	2,325
Provision (credit) for loan and lease losses	22	21	19	59	130

Net interest income (expense) after provision for loan and lease losses	560	554	564	2,234	2,195

Noninterest income
Trust and investment services income	112	99	98	403	393
Investment banking and debt placement fees	126	88	84	397	333
Service charges on deposit accounts	64	68	68	261	281
Operating lease income and other leasing gains	15	17	26	96	117
Corporate services income	53	42	40	178	172
Cards and payments income	43	42	40	166	162
Corporate-owned life insurance income	38	26	33	118	120
Consumer mortgage income	3	3	3	10	19
Mortgage servicing fees	11	9	22	46	58
Net gains (losses) from principal investing	18	9	20	78	52
Other income (a), (b)	7	14	19	44	59

Total noninterest income	490	417	453	1,797	1,766

Noninterest expense
Personnel	409	405	398	1,591	1,609
Net occupancy	63	66	73	261	275
Computer processing	40	39	40	158	156
Business services and professional fees	38	36	42	156	151
Equipment	23	25	26	96	104
Operating lease expense	11	11	10	42	47
Marketing	16	15	18	49	51
FDIC assessment	9	9	7	30	30
Intangible asset amortization	10	10	10	39	44
Provision (credit) for losses on lending-related commitments	—	(2)	(3)	(2)	8
OREO expense, net	2	1	2	5	7
Other expense	83	89	89	334	338

Total noninterest expense	704	704	712	2,759	2,820

Income (loss) from continuing operations before income taxes	346	267	305	1,272	1,141
Income taxes	94	64	70	326	271

Income (loss) from continuing operations	252	203	235	946	870
Income (loss) from discontinued operations, net of taxes	2	(17)	(5)	(39)	40

Net income (loss)	254	186	230	907	910
Less: Net income (loss) attributable to noncontrolling interests	1	—	—	7	—

Net income (loss) attributable to Key	$253	$186	$230	$900	$910

Income (loss) from continuing operations attributable to Key common shareholders	$246	$197	$229	$917	$847
Net income (loss) attributable to Key common shareholders	248	180	224	878	887

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.29	$.23	$.26	$1.05	$.93
Income (loss) from discontinued operations, net of taxes	—	(.02)	(.01)	(.04)	.04
Net income (loss) attributable to Key common shareholders (c)	.29	.21	.25	1.01	.98

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.28	$.23	$.26	$1.04	$.93
Income (loss) from discontinued operations, net of taxes	—	(.02)	(.01)	(.04)	.04
Net income (loss) attributable to Key common shareholders (c)	.28	.21	.25	.99	.97

Cash dividends declared per common share	$.065	$.065	$.055	$.25	$.215

Weighted-average common shares outstanding (000)	858,811	867,350	890,516	871,464	906,524
Effect of convertible preferred stock	20,602	—	—	—	—
Effect of common share options and other stock awards	6,773	6,772	7,196	6,735	6,047

Weighted-average common shares and potential common shares outstanding (000) (d)	886,186	874,122	897,712	878,199	912,571

(a)	For the three months ended December 31, 2014, September 30, 2014, and December 31, 2013, net securities gains (losses) totaled less than $1 million, less than $1 million, and $1 million, respectively. For the three months ended December 31, 2014, September 30, 2014, and December 31, 2013, Key did not have any impairment losses related to securities.
(b)	For the twelve months ended December 31, 2014, and December 31, 2013, net securities gains (losses) totaled less than $1 million and $1 million, respectively. For the twelve months ended December 31, 2014, and December 31, 2013, Key did not have any impairment losses related to securities.
(c)	Earnings per share may not foot due to rounding.
(d)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.

KeyCorp Reports Fourth Quarter 2014 Profit

January 22, 2015

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Fourth Quarter 2014			Third Quarter 2014			Fourth Quarter 2013
	Average Balance	Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)
Assets
Loans: (b), (c)

Commercial, financial and agricultural (d)	$27,188	$223	3.24%	$26,456	$218	3.28%	$24,218	$212	3.47%
Real estate — commercial mortgage	8,161	77	3.73	8,142	78	3.79	7,678	78	4.01
Real estate — construction	1,077	10	3.90	1,030	10	3.78	1,075	11	4.21
Commercial lease financing	4,119	38	3.67	4,145	38	3.66	4,513	41	3.62

Total commercial loans	40,545	348	3.40	39,773	344	3.44	37,484	342	3.62
Real estate — residential mortgage	2,223	24	4.28	2,204	24	4.35	2,199	24	4.43
Home equity:
Key Community Bank	10,365	103	3.91	10,368	102	3.91	10,310	102	3.92
Other	274	5	7.84	290	6	7.80	343	7	7.72

Total home equity loans	10,639	108	4.01	10,658	108	4.01	10,653	109	4.04
Consumer other — Key Community Bank	1,552	27	6.78	1,534	26	6.87	1,446	26	7.18
Credit cards	728	20	11.02	716	20	11.12	701	20	11.17
Consumer other:
Marine	802	13	6.29	856	13	6.23	1,056	17	6.24
Other	52	—	7.52	55	2	7.63	69	1	8.03

Total consumer other	854	13	6.36	911	15	6.32	1,125	18	6.35

Total consumer loans	15,996	192	4.76	16,023	193	4.78	16,124	197	4.88

Total loans	56,541	540	3.79	55,796	537	3.82	53,608	539	3.98
Loans held for sale	871	8	3.72	502	4	3.87	688	6	3.65
Securities available for sale (b), (e)	12,153	67	2.20	11,939	67	2.25	12,464	74	2.40
Held-to-maturity securities (b)	4,947	23	1.91	5,108	25	1.90	4,775	22	1.85
Trading account assets	868	6	2.84	893	6	2.68	819	6	2.90
Short-term investments	3,520	2	.27	3,048	2	.19	4,455	2	.18
Other investments (e)	792	6	2.77	847	4	2.12	983	6	2.47

Total earning assets	79,692	652	3.27	78,133	645	3.30	77,792	655	3.37
Allowance for loan and lease losses	(798)			(809)			(859)
Accrued income and other assets	9,868			9,799			9,467
Discontinued assets	2,359			4,138			4,777

Total assets	$91,121			$91,261			$91,177

Liabilities
NOW and money market deposit accounts	$34,811	13	.14	$33,969	12	.14	$33,834	12	.15
Savings deposits	2,388	—	.02	2,428	1	.02	2,483	—	.03
Certificates of deposit ($100,000 or more) (f)	2,277	7	1.25	2,629	8	1.23	2,649	11	1.57
Other time deposits	3,306	6	.76	3,413	7	.83	3,736	11	1.16
Deposits in foreign office	543	—	.24	595	—	.23	615	—	.21

Total interest-bearing deposits	43,325	26	.24	43,034	28	.26	43,317	34	.32
Federal funds purchased and securities sold under repurchase agreements	621	—	.02	1,176	1	.19	1,618	—	.15
Bank notes and other short-term borrowings	772	3	1.17	484	2	1.79	438	3	1.96
Long-term debt (f), (g)	5,135	35	2.80	4,868	33	2.88	4,174	29	2.94

Total interest-bearing liabilities	49,853	64	.51	49,562	64	.52	49,547	66	.53

Noninterest-bearing deposits	26,342			25,302			25,077
Accrued expense and other liabilities	1,989			1,768			1,548
Discontinued liabilities (g)	2,359			4,138			4,717

Total liabilities	80,543			80,770			80,889

Equity
Key shareholders’ equity	10,562			10,473			10,272
Noncontrolling interests	16			18			16

Total equity	10,578			10,491			10,288

Total liabilities and equity	$91,121			$91,261			$91,177

Interest rate spread (TE)			2.76%			2.78%			2.84%

Net interest income (TE) and net interest margin (TE)		588	2.94%		581	2.96%		589	3.01%

TE adjustment (b)		6			6			6

Net interest income, GAAP basis		$582			$575			$583

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Commercial, financial and agricultural average balances include $90 million, $92 million, and $97 million of assets from commercial credit cards for the three months ended December 31, 2014, September 30, 2014, and December 31, 2013, respectively.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying our matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2014 Profit

January 22, 2015

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Twelve months ended December 31, 2014			Twelve months ended December 31, 2013
	Average Balance	Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)

Assets
Loans: (b), (c)

Commercial, financial and agricultural (d)	$26,375	$866	3.28%	$23,723	$855	3.60%
Real estate — commercial mortgage	7,999	303	3.79	7,591	312	4.11
Real estate — construction	1,061	43	4.07	1,058	45	4.25
Commercial lease financing	4,239	156	3.67	4,683	172	3.67

Total commercial loans	39,674	1,368	3.45	37,055	1,384	3.73
Real estate — residential mortgage	2,201	96	4.37	2,185	98	4.49
Home equity:
Key Community Bank	10,340	405	3.91	10,086	397	3.93
Other	299	23	7.80	377	29	7.70

Total home equity loans	10,639	428	4.02	10,463	426	4.07
Consumer other — Key Community Bank	1,501	104	6.92	1,404	103	7.33
Credit cards	712	78	10.95	701	83	11.86
Consumer other:
Marine	894	56	6.22	1,172	74	6.26
Other	58	4	7.70	74	6	8.32

Total consumer other	952	60	6.31	1,246	80	6.38

Total consumer loans	16,005	766	4.79	15,999	790	4.94

Total loans	55,679	2,134	3.83	53,054	2,174	4.10
Loans held for sale	570	21	3.76	532	20	3.72
Securities available for sale (b), (e)	12,210	277	2.27	12,689	311	2.49
Held-to-maturity securities (b)	4,949	93	1.88	4,387	82	1.87
Trading account assets	932	25	2.70	756	21	2.78
Short-term investments	2,886	6	.21	2,948	6	.20
Other investments (e)	865	22	2.53	1,028	29	2.84

Total earning assets	78,091	2,578	3.30	75,394	2,643	3.51
Allowance for loan and lease losses	(818)			(879)
Accrued income and other assets	9,806			9,662
Discontinued assets	3,828			5,036

Total assets	$90,907			$89,213

Liabilities
NOW and money market deposit accounts	$34,283	48	.14	$32,846	53	.16
Savings deposits	2,446	1	.02	2,505	1	.04
Certificates of deposit ($100,000 or more) (f)	2,616	35	1.35	2,829	50	1.76
Other time deposits	3,495	32	.91	4,084	53	1.30
Deposits in foreign office	615	1	.23	567	1	.23

Total interest-bearing deposits	43,455	117	.27	42,831	158	.37

Federal funds purchased and securities sold under repurchase agreements	1,182	2	.16	1,802	2	.13
Bank notes and other short-term borrowings	597	9	1.49	394	8	1.89
Long-term debt (f), (g)	5,161	133	2.68	4,184	127	3.28

Total interest-bearing liabilities	50,395	261	.52	49,211	295	.60

Noninterest-bearing deposits	24,410			23,046
Accrued expense and other liabilities	1,791			1,656
Discontinued liabilities (g)	3,828			4,995

Total liabilities	80,424			78,908
Equity
Key shareholders’ equity	10,467			10,276
Noncontrolling interests	16			29

Total equity	10,483			10,305

Total liabilities and equity	$90,907			$89,213

Interest rate spread (TE)			2.78%			2.91%

Net interest income (TE) and net interest margin (TE)		2,317	2.97%		2,348	3.12%

TE adjustment (b)		24			23

Net interest income, GAAP basis		$2,293			$2,325

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Commercial, financial and agricultural average balances include $93 million and $95 million of assets from commercial credit cards for the twelve months ended December 31, 2014, and December 31, 2013, respectively.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying our matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2014 Profit

January 22, 2015

Noninterest Expense

(dollars in millions)

	Three months ended			Twelve months ended
	12-31-14	9-30-14	12-31-13	12-31-14	12-31-13
Personnel (a)	$409	$405	$398	$1,591	$1,609
Net occupancy	63	66	73	261	275
Computer processing	40	39	40	158	156
Business services and professional fees	38	36	42	156	151
Equipment	23	25	26	96	104
Operating lease expense	11	11	10	42	47
Marketing	16	15	18	49	51
FDIC assessment	9	9	7	30	30
Intangible asset amortization	10	10	10	39	44
Provision (credit) for losses on lending-related commitments	—	(2)	(3)	(2)	8
OREO expense, net	2	1	2	5	7
Other expense	83	89	89	334	338

Total noninterest expense	$704	$704	$712	$2,759	$2,820

Average full-time equivalent employees (b)	13,590	13,905	14,197	13,853	14,783

(a)	Additional detail provided in table below.
(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense

(in millions)

	Three months ended			Twelve months ended
	12-31-14	9-30-14	12-31-13	12-31-14	12-31-13
Salaries	$224	$226	$226	$894	$897
Technology contract labor, net	12	12	16	55	72
Incentive compensation	105	79	87	337	318
Employee benefits	53	71	56	237	249
Stock-based compensation	13	10	8	44	35
Severance	2	7	5	24	38

Total personnel expense	$409	$405	$398	$1,591	$1,609

KeyCorp Reports Fourth Quarter 2014 Profit

January 22, 2015

Loan Composition

(dollars in millions)

				Percent change 12-31-14 vs.
	12-31-14	9-30-14	12-31-13	9-30-14	12-31-13
Commercial, financial and agricultural (a)	$27,982	$26,683	$24,963	4.9%	12.1%
Commercial real estate:
Commercial mortgage	8,047	8,276	7,720	(2.8)	4.2
Construction	1,100	1,036	1,093	6.2	.6

Total commercial real estate loans	9,147	9,312	8,813	(1.8)	3.8
Commercial lease financing (b)	4,252	4,135	4,551	2.8	(6.6)

Total commercial loans	41,381	40,130	38,327	3.1	8.0
Residential — prime loans:
Real estate — residential mortgage	2,225	2,213	2,187	.5	1.7
Home equity:
Key Community Bank	10,366	10,380	10,340	(.1)	.3
Other	267	283	334	(5.7)	(20.1)

Total home equity loans	10,633	10,663	10,674	(.3)	(.4)

Total residential — prime loans	12,858	12,876	12,861	(.1)	—
Consumer other — Key Community Bank	1,560	1,546	1,449	.9	7.7
Credit cards	754	724	722	4.1	4.4
Consumer other:
Marine	779	828	1,028	(5.9)	(24.2)
Other	49	51	70	(3.9)	(30.0)

Total consumer other	828	879	1,098	(5.8)	(24.6)

Total consumer loans	16,000	16,025	16,130	(.2)	(.8)

Total loans (c), (d)	$57,381	$56,155	$54,457	2.2%	5.4%

Loans Held for Sale Composition

(dollars in millions)

				Percent change 12-31-14 vs.
	12-31-14	9-30-14	12-31-13	9-30-14	12-31-13
Commercial, financial and agricultural	$63	$30	$278	110.0%	(77.3)%
Real estate — commercial mortgage	638	725	307	(12.0)	107.8
Commercial lease financing	15	10	9	50.0	66.7
Real estate — residential mortgage	18	19	17	(5.3)	5.9

Total loans held for sale	$734	$784	$611	(6.4)%	20.1%

Summary of Changes in Loans Held for Sale

(in millions)

	4Q14	3Q14	2Q14	1Q14	4Q13
Balance at beginning of period	$784	$435	$401	$611	$699
New originations	2,465	1,593	978	645	1,669
Transfers from (to) held to maturity, net	2	—	(8)	3	1
Loan sales	(2,516)	(1,243)	(934)	(596)	(1,750)
Loan draws (payments), net	(1)	(1)	(2)	(262)	(8)

Balance at end of period	$734	$784	$435	$401	$611

(a)	Loan balances include $88 million, $90 million, and $94 million of commercial credit card balances at December 31, 2014, September 30, 2014, and December 31, 2013, respectively.
(b)	Commercial lease financing includes receivables of $302 million, $367 million, and $58 million held as collateral for a secured borrowing at December 31, 2014, September 30, 2014, and December 31, 2013, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)	At December 31, 2014, total loans include purchased loans of $138 million, of which $13 million were purchased credit impaired. At September 30, 2014, total loans include purchased loans of $143 million, of which $14 million were purchased credit impaired. At December 31, 2013, total loans include purchased loans of $166 million, of which $16 million were purchased credit impaired.
(d)	Total loans exclude loans of $2.3 billion at December 31, 2014, $2.4 billion at September 30, 2014, and $4.5 billion at December 31, 2013, related to the discontinued operations of the education lending business.

N/M = Not Meaningful

KeyCorp Reports Fourth Quarter 2014 Profit

January 22, 2015

Exit Loan Portfolio From Continuing Operations

(in millions)

	Balance Outstanding		Change 12-31-14 vs. 9-30-14	Net Loan Charge-offs		Balance on Nonperforming Status
	12-31-14	9-30-14		4Q14 (b)	3Q14 (b)	12-31-14	9-30-14
Residential properties — homebuilder	$10	$11	$(1)	—	$1	$9	$10
Marine and RV floor plan	7	7	—	—	—	5	5
Commercial lease financing (a)	967	1,046	(79)	$3	(1)	1	1

Total commercial loans	984	1,064	(80)	3	—	15	16
Home equity — Other	267	283	(16)	—	1	10	10
Marine	779	828	(49)	3	2	15	16
RV and other consumer	54	57	(3)	(1)	1	1	1

Total consumer loans	1,100	1,168	(68)	2	4	26	27

Total exit loans in loan portfolio	$2,084	$2,232	$(148)	$5	$4	$41	$43

Discontinued operations — education lending business (not included in exit loans above)	$2,295	$2,375	$(80)	$8	$7	$11	$9

(a)	Includes (1) the business aviation, commercial vehicle, office products, construction, and industrial leases; (2) Canadian lease financing portfolios; (3) European lease financing portfolios; and (4) all remaining balances related to lease in, lease out; sale in, lease out; service contract leases; and qualified technological equipment leases.
(b)	Credit amounts indicate recoveries exceeded charge-offs.

Asset Quality Statistics From Continuing Operations

(dollars in millions)

	4Q14	3Q14	2Q14	1Q14	4Q13
Net loan charge-offs	$32	$31	$30	$20	$37
Net loan charge-offs to average total loans	.22%	.22%	.22%	.15%	.27%
Allowance for loan and lease losses	$794	$804	$814	$834	$848
Allowance for credit losses (a)	830	839	851	869	885
Allowance for loan and lease losses to period-end loans	1.38%	1.43%	1.46%	1.50%	1.56%
Allowance for credit losses to period-end loans	1.45	1.49	1.53	1.57	1.63
Allowance for loan and lease losses to nonperforming loans	190.0	200.5	205.6	185.7	166.9
Allowance for credit losses to nonperforming loans	198.6	209.2	214.9	193.5	174.2
Nonperforming loans at period end (b)	$418	$401	$396	$449	$508
Nonperforming assets at period end	436	418	410	469	531
Nonperforming loans to period-end portfolio loans	.73%	.71%	.71%	.81%	.93%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.76	.74	.74	.85	.97

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related unfunded commitments.
(b)	Loan balances exclude $13 million, $14 million, $15 million, $16 million, and $16 million of purchased credit impaired loans at December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014, and December 31, 2013, respectively.

KeyCorp Reports Fourth Quarter 2014 Profit

January 22, 2015

Summary of Loan and Lease Loss Experience From Continuing Operations

(dollars in millions)

	Three months ended			Twelve months ended
	12-31-14	9-30-14	12-31-13	12-31-14	12-31-13
Average loans outstanding	$56,541	$55,796	$53,608	$55,679	$53,054

Allowance for loan and lease losses at beginning of period	$804	$814	$868	$848	$888
Loans charged off:
Commercial, financial and agricultural	10	12	18	45	62

Real estate — commercial mortgage	3	—	2	6	20
Real estate — construction	1	2	1	5	3

Total commercial real estate loans	4	2	3	11	23
Commercial lease financing	4	1	2	10	27

Total commercial loans	18	15	23	66	112
Real estate — residential mortgage	3	2	7	10	20
Home equity:
Key Community Bank	8	9	12	37	62
Other	1	2	4	9	20

Total home equity loans	9	11	16	46	82
Consumer other — Key Community Bank	7	7	7	30	31
Credit cards	7	9	5	34	30
Consumer other:
Marine	5	4	7	23	29
Other	—	1	1	2	4

Total consumer other	5	5	8	25	33

Total consumer loans	31	34	43	145	196

Total loans charged off	49	49	66	211	308
Recoveries:
Commercial, financial and agricultural	6	6	9	33	39

Real estate — commercial mortgage	—	2	7	4	27
Real estate — construction	1	1	—	17	14

Total commercial real estate loans	1	3	7	21	41
Commercial lease financing	2	2	5	10	15

Total commercial loans	9	11	21	64	95
Real estate — residential mortgage	—	—	1	2	2
Home equity:
Key Community Bank	2	3	2	9	10
Other	1	1	1	5	6

Total home equity loans	3	4	3	14	16
Consumer other — Key Community Bank	2	1	2	6	7
Credit cards	—	—	—	1	3
Consumer other:
Marine	2	2	2	9	15
Other	1	—	—	2	2

Total consumer other	3	2	2	11	17

Total consumer loans	8	7	8	34	45

Total recoveries	17	18	29	98	140

Net loan charge-offs	(32)	(31)	(37)	(113)	(168)
Provision (credit) for loan and lease losses	22	21	19	59	130
Foreign currency translation adjustment	—	—	(2)	—	(2)

Allowance for loan and lease losses at end of period	$794	$804	$848	$794	$848

Liability for credit losses on lending-related commitments at beginning of period	$35	$37	$40	$37	$29
Provision (credit) for losses on lending-related commitments	1	(2)	(3)	(1)	8

Liability for credit losses on lending-related commitments at end of period (a)	$36	$35	$37	$36	$37

Total allowance for credit losses at end of period	$830	$839	$885	$830	$885

Net loan charge-offs to average total loans	.22%	.22%	.27%	.20%	.32%
Allowance for loan and lease losses to period-end loans	1.38	1.43	1.56	1.38	1.56
Allowance for credit losses to period-end loans	1.45	1.49	1.63	1.45	1.63
Allowance for loan and lease losses to nonperforming loans	190.0	200.5	166.9	190.0	166.9
Allowance for credit losses to nonperforming loans	198.6	209.2	174.2	198.6	174.2

Discontinued operations — education lending business:
Loans charged off	$11	$10	$13	$45	$55
Recoveries	3	3	4	14	18

Net loan charge-offs	$(8)	$(7)	$(9)	$(31)	$(37)

(a)	Included in “accrued expense and other liabilities” on the balance sheet.

KeyCorp Reports Fourth Quarter 2014 Profit

January 22, 2015

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations

(dollars in millions)

	12-31-14	9-30-14	6-30-14	3-31-14	12-31-13
Commercial, financial and agricultural	$59	$47	$37	$60	$77

Real estate — commercial mortgage	34	41	38	37	37
Real estate — construction	13	14	9	11	14

Total commercial real estate loans	47	55	47	48	51
Commercial lease financing	18	14	15	18	19

Total commercial loans	124	116	99	126	147
Real estate — residential mortgage	79	81	89	105	107
Home equity:
Key Community Bank	185	174	178	188	205
Other	10	10	11	11	15

Total home equity loans	195	184	189	199	220
Consumer other — Key Community Bank	2	2	2	2	3
Credit cards	2	1	1	1	4
Consumer other:
Marine	15	16	15	15	26
Other	1	1	1	1	1

Total consumer other	16	17	16	16	27

Total consumer loans	294	285	297	323	361

Total nonperforming loans (a)	418	401	396	449	508
Nonperforming loans held for sale	—	—	1	1	1
OREO	18	16	12	12	15
Other nonperforming assets	—	1	1	7	7

Total nonperforming assets	$436	$418	$410	$469	$531

Accruing loans past due 90 days or more	$96	$71	$83	$89	$71
Accruing loans past due 30 through 89 days	235	340	274	267	318
Restructured loans — accruing and nonaccruing (b)	270	264	266	294	338
Restructured loans included in nonperforming loans (b)	157	137	142	178	214
Nonperforming assets from discontinued operations — education lending business	11	9	19	20	25
Nonperforming loans to period-end portfolio loans	.73%	.71%	.71%	.81%	.93%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.76	.74	.74	.85	.97

(a)	Loan balances exclude $13 million, $14 million, $15 million, $16 million, and $16 million of purchased credit impaired loans at December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014, and December 31, 2013, respectively.
(b)	Restructured loans (i.e., troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

KeyCorp Reports Fourth Quarter 2014 Profit

January 22, 2015

Summary of Changes in Nonperforming Loans From Continuing Operations

(in millions)

	4Q14	3Q14	2Q14	1Q14	4Q13
Balance at beginning of period	$401	$396	$449	$508	$541
Loans placed on nonaccrual status	103	109	79	98	129
Charge-offs	(49)	(49)	(56)	(57)	(66)
Loans sold	(2)	—	(21)	(3)	(19)
Payments	(17)	(13)	(17)	(21)	(46)
Transfers to OREO	(6)	(7)	(4)	(3)	(5)
Loans returned to accrual status	(12)	(35)	(34)	(73)	(26)

Balance at end of period (a)	$418	$401	$396	$449	$508

(a)	Loan balances exclude $13 million, $14 million, $15 million, $16 million, and $16 million of purchased credit impaired loans at December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014, and December 31, 2013, respectively.

Summary of Changes in Nonperforming Loans Held For Sale From Continuing Operations

(in millions)

	4Q14	3Q14	2Q14	1Q14	4Q13
Balance at beginning of period	—	$1	$1	$1	$13
Net advances / (payments)	—	—	—	—	(1)
Loans sold	—	(2)	—	—	(11)
Valuation adjustments	—	1	—	—	—

Balance at end of period	—	—	$1	$1	$1

Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations

(in millions)

	4Q14	3Q14	2Q14	1Q14	4Q13
Balance at beginning of period	$16	$12	$12	$15	$15
Properties acquired — nonperforming loans	6	7	4	3	5
Valuation adjustments	(2)	(1)	(1)	(1)	—
Properties sold	(2)	(2)	(3)	(5)	(5)

Balance at end of period	$18	$16	$12	$12	$15

KeyCorp Reports Fourth Quarter 2014 Profit

January 22, 2015

Line of Business Results

(dollars in millions)

						Percent change 4Q14 vs.
	4Q14	3Q14	2Q14	1Q14	4Q13	3Q14	4Q13
Key Community Bank
Summary of operations
Total revenue (TE)	$558	$559	$554	$546	$567	(.2)%	(1.6)%
Provision (credit) for loan and lease losses	11	31	23	9	32	(64.5)	(65.6)
Noninterest expense	449	437	445	440	468	2.7	(4.1)
Net income (loss) attributable to Key	62	57	54	61	42	8.8	47.6
Average loans and leases	30,478	30,103	30,034	29,797	29,597	1.2	3.0
Average deposits	50,850	50,302	50,230	49,910	50,493	1.1	.7
Net loan charge-offs	28	28	33	28	31	—	(9.7)
Net loan charge-offs to average total loans	.36%	.37%	.44%	.38%	.42%	N/A	N/A
Nonperforming assets at period end	$340	$338	$331	$357	$396	.6	(14.1)
Return on average allocated equity	9.14%	8.45%	7.97%	8.83%	5.78%	N/A	N/A
Average full-time equivalent employees	7,414	7,573	7,569	7,698	7,845	(2.1)	(5.5)

Key Corporate Bank
Summary of operations
Total revenue (TE)	$458	$395	$390	$386	$405	15.9%	13.1%
Provision (credit) for loan and lease losses	4	(5)	—	(1)	(10)	N/M	N/M
Noninterest expense	239	212	203	194	210	12.7	13.8
Net income (loss) attributable to Key	137	119	119	122	133	15.1	3.0
Average loans and leases	23,293	22,700	22,353	21,440	20,334	2.6	14.6
Average loans held for sale	855	481	429	429	668	77.8	28.0
Average deposits	18,074	17,310	16,042	15,714	17,286	4.4	4.6
Net loan charge-offs	(2)	—	(2)	(14)	2	N/M	N/M
Net loan charge-offs to average total loans	(.03)%	—	(.04)%	(.26)%	.04%	N/A	N/A
Nonperforming assets at period end	$41	$20	$22	$53	$55	105.0	(25.5)
Return on average allocated equity	32.66%	29.71%	33.45%	34.12%	34.15%	N/A	N/A
Average full-time equivalent employees	1,991	1,945	1,888	1,866	1,842	2.4	8.1

TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful